EXHIBIT 24(a)





                             POWER OF ATTORNEY



         KNOW ALL MEN BY THESE PRESENTS, that each of the

undersigned officers and directors of OLIN CORPORATION, a

Virginia corporation (the "Corporation"), which is about to

file with the Securities and Exchange Commission,

Washington, D.C., under the provisions of the Securities Act of 1933, as amended (the "Act"), a Registration Statement on

Form S-8 with respect to the registration under said Act of

shares of Common Stock of the Corporation to be issued or

distributed under the Olin Corporation 1994 Stock Plan for

Non-Employee Directors, hereby constitutes and appoints J.

M. Jackson, Jr., J. M. Pierpont and J. A. Riggs, his true

and lawful attorneys-in-fact and agents, and each of them

with full power to act without the others his true and

lawful attorney-in-fact and agent, for him and in his name,

place and stead, in any and all capacities, to sign said

Registration Statement and any and all future amendments

thereto and to file said Registration Statement and each

such future amendment, with all exhibits thereto, and any

and all other documents in connection therewith, with the

Securities and Exchange Commission, hereby granting unto

said attorneys-in-fact and agents, and each of them, full

power and authority to do and perform any and all acts and

things requisite and necessary to be done in and about the

premises, as fully to all intents and purposes as he might

or could do in person, hereby ratifying and confirming all

the said attorneys-in-fact and agents or any of them, may

lawfully do or cause to be done by virtue hereof.



         IN WITNESS WHEREOF, the undersigned have set their

hands and seals this 28th day of July, 1994.



         Signature                     Title


John W. Johnstone, Jr.
John W. Johnstone, Jr.              Chairman of the Board,
                                      Chief Executive Officer
                                      and Director Principal
                                      Executive Officer)


Robert R. Frederick
Robert R. Frederick                 Director


Donald W. Griffin
Donald W. Griffin                   Director


William W. Higgins
William W. Higgins                  Director


Robert Holland, Jr.
Robert Holland, Jr.                 Director


Jack D. Kuehler
Jack D. Kuehler                     Director


H. William Lichtenberger
H. William Lichtenberger            Director


G. Jackson Ratcliffe, Jr.
G. Jackson Ratcliffe, Jr.           Director


William L. Read
William L. Read                     Director



John P. Schaefer
John P. Schaefer                    Director


Irving Shain
Irving Shain                        Director


James A. Riggs
James A. Riggs                      Senior Vice President and
                                      Chief Financial Officer
                                      (Principal Financial Officer)

Robert A. Beyerl
Robert A. Beyerl                    Vice President and Controller
                                      (Principal Accounting Officer)

                                            Exhibit 24(b)



                             OLIN CORPORATION


    I, Gail S. Wilson, Senior Assistant Secretary of OLIN CORPORATION, a Virginia corporation, hereby certify that the attached resolutions are a true and correct copy of resolutions adopted at a meeting of the Board of Directors of Olin Corporation, duly held July 28, 1994 at which a quorum was present and voting throughout, and that such resolutions have not been rescinded or modified and remains in full force and effect.



    IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of OLIN CORPORATION, this 16th day of August, 1994.



                                  Gail S. Wilson
                                  Gail S. Wilson
                                  Senior Assistant Secretary

                        Board of Directors Meeting
                               July 28, 1994



RESOLVED that the Corporation shall issue from time to time up to an aggregate 90,000 shares of Common Stock under and in accordance with the Olin Corporation 1994 Stock Plan for Non-employee Directors ("Directors Plan"); that the consideration to be received is hereby determined to be adequate; that such shares of Common Stock, when so issued, shall be duly and validly issued, fully paid and nonassessable shares; and that the proper officers of the Corporation be, and they hereby are, authorized and directed in the name and on behalf of the Corporation to cause to be issued and delivered certificates representing such shares of Common Stock, executed on behalf of the Corporation manually or by the facsimile signatures of the Chairman of the Board, President or any Vice President and the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Corporation and under its corporate seal or a facsimile thereof; and that the signatures of the officers of the Corporation so authorized to execute certificates representing such shares of Common Stock may but need not be the facsimile signatures of the present or any future such authorized officers imprinted or otherwise reproduced thereon, the Corporation for such purpose hereby adopting each such facsimile signature as binding upon it, notwithstanding the fact that, at the time any shares of Common Stock shall be authenticated and delivered or disposed of, the officer so signing shall have ceased to be such authorized officer.

RESOLVED that, after consideration, the Board of Directors hereby determines, pursuant to Section 9.7 of Paragraph 9 of Article Fourth of the Restated Articles of Incorporation of the Corporation, as amended, that no adjustment is equitably required to the conversion price of the ESOP Preferred Shares of the Corporation in respect of the issuance of such Common Stock of the Corporation.

RESOLVED that of the consideration received by the Corporation for the issue of shares of Common Stock pursuant to the foregoing, the sum of $1 in respect of each share of Common Stock so issued shall be credited to the common stock account and the difference between such amount and the consideration received shall be credited to additional paid-in capital.

RESOLVED that for the purpose of an original issue of the Common Stock relating to the Directors Plan, Chemical Bank, as Transfer Agent and Registrar for the Common Stock, is hereby authorized from time to time to countersign, register and deliver to or upon the order of the persons entitled thereto, certificates representing an aggregate number of shares of Common Stock not to exceed the number of additional shares of Common Stock reserved and authorized to be issued under the Directors Plan.

RESOLVED that the aforementioned Transfer Agent and the Registrar of the Common Stock are hereby authorized from time to time to transfer and register certificates representing the number of additional shares of the Common Stock reserved and authorized to be issued (in addition to certificates for the shares of Common Stock which said Transfer Agent and Registrar have heretofore been authorized to transfer and register) in accordance with the instructions and directions heretofore given to said Transfer Agent and Registrar with respect to the currently issued shares of the Corporation's Common Stock; and that the authority, restrictions and directions heretofore given with respect to said currently issued shares shall extend and apply to the transfer and registration of said additional shares.

RESOLVED that the officers of the Corporation are hereby authorized to take all such further action and to execute and deliver all such further instruments and documents, in the name and on behalf of the Corporation, and to pay all such expenses and taxes, as in their judgment shall be necessary, proper or advisable in order to carry out the intent and accomplish the purpose of the foregoing resolutions and each of them.

RESOLVED that, notwithstanding any other provision of the foregoing resolutions, the Chairman of the Board, President, any Vice President, or the Secretary of the Corporation may authorize and designate in writing any other officer or employee of the Corporation or other representative or counsel for the Corporation to take any action and to execute any document specified in such resolutions, in place of or on behalf of such officer, with full power as if such officer were taking such action himself or on behalf of the Corporation.

RESOLVED that the Chairman of the Board, President, any Vice President, Chief Financial Officer, Chief Accounting Officer, the Treasurer and the Secretary of the Corporation ("Authorized Officers") be, and each of them hereby is, authorized, in the name and on behalf of the Corporation, to execute and file with the Securities and Exchange Commission a Registration Statement covering the registration under the Securities Act of 1933, as amended, of 90,000 shares of Common Stock of the Corporation for purposes of the Directors Plan; and that such officers be, and each of them hereby is, authorized, in the name and on behalf of the Corporation, from time to time to execute and file with the Securities and Exchange Commission such amendments to said Registration Statement as they shall deem necessary or appropriate;

RESOLVED that J. A. Riggs, J. M. Pierpont and J. M. Jackson, Jr., be, and each of them with full power to act without the others, hereby is, authorized to sign the Registration Statement, on behalf of and as attorneys for the Corporation and on behalf of and as attorneys for the Principal Executive Officer and/or the Principal Financial Officer and/or the Principal Accounting Officer of the Corporation and/or any other officer of the Corporation;


RESOLVED that the Secretary of the Corporation be and he hereby is appointed agent for service of the Corporation with respect to the Registration Statement;

RESOLVED that any Authorized Officer be, and each of them acting alone hereby is, authorized and empowered to approve the form of any Prospectus or Prospectus Supplements relating to securities issuable under the Registration
Statement as may be necessary and appropriate, and to cause any such Prospectus or Prospectus Supplements to be filed with such governmental agencies or officials of the Unites
States or any State as may, in the opinion of the Corporation's counsel, be required or appropriate;

RESOLVED that any Authorized Officer be, and each of them acting alone hereby is, authorized to make application to the New York Stock Exchange (or such other securities exchange) for the listing thereon of the securities registered under the Registration Statement of the Corporation and in connection therewith to execute, in the name and on behalf of the Corporation, and deliver and file, all such applications, agreements and other papers as shall be necessary to accomplish such listing (and, in particular, to execute and deliver and indemnification agreement with such exchange, in such form as shall be required by such exchange, as a condition to its approval of such listing) and to authorize representatives of the Corporation to appear before the committees or bodies of such exchange as such appearances may be required, with authority to make changes in said listing application and in the arrangements made in connection therewith which they shall deem necessary or desirable in order to comply with the requirements of such listing;

RESOLVED that it is desirable and in the best interest of this Corporation that the securities registered under the Registration Statement be qualified or registered for sale in various states; that any Authorized Officer be, and each of them acting alone hereby is, authorized to determine the states in which appropriate action shall be taken to qualify or register for sale all or such part of the securities of this Corporation as said officers may deem advisable; that the Authorized Officers are hereby authorized to perform on behalf of the Corporation any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and that the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from this Corporation and the approval and ratification by this Corporation of the papers and documents so executed and the action so taken;


RESOLVED that the Board of Directors hereby adopts the form of any resolutions required by any state authority or securities commission in connection with any such qualification or registration, if (i) in the opinion of the officer of the Corporation so acting the adoption of such resolutions is necessary or advisable and (ii) the Secretary of the Corporation evidences such adoption by filing with the records of the Board of Directors copies of such resolutions; and the officers of this Corporation take all further action which they may deem necessary or advisable in order to maintain such qualification or registration for sale in various states in effect for as long as they may deem to be in the best interests of this Corporation;

RESOLVED that the Authorized Officers be, and each of them acting alone hereby is, authorized and empowered to execute and file all such other documents and perform all such other acts as may in their judgment be necessary or desirable to make such Registration Statement become effective in accordance with the Securities Act of 1933, as amended, and to carry out the intent and purpose of the foregoing resolutions;

RESOLVED that the officers of the Corporation be, and each of them hereby is, authorized to take such further action, including the procuring of all necessary signatures, and to execute, deliver and file all such further instruments and documents, in the name of and on behalf of the Corporation and under its corporate seal or otherwise and to pay such expenses as in their judgment shall be necessary, proper or advisable in order fully to carry out the intent and accomplish the purposes of the foregoing resolutions and each of them.